UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2006

XENOGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32239	77-0412269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 Atlantic Avenue, Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 291-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2005, Xenogen Corporation (the “Company”) entered into an Amended and Restated Loan and Security Agreement, dated as of August 2, 2005 (the “SVB Loan Agreement”), among the Company, the Company’s subsidiary Xenogen Biosciences Corporation (“XBC”), and Silicon Valley Bank (“SVB”). The SVB Loan Agreement provides for revolving borrowings of up to $13 million, and we currently have loans of approximately $8 million outstanding under the SVB Loan Agreement. Among other requirements, the SVB Loan Agreement requires us to maintain a remaining months liquidity ratio of at least at least 6 to 1. The remaining months liquidity ratio consists of a ratio of our cash and cash equivalents plus 80% of eligible accounts receivable less amounts outstanding under the SVB Loan Agreement, to net income plus depreciation and amortization for the three-month period most recently ended. The SVB Loan Agreement also provides that if our modified quick ratio drops below 2 to 1, a new form of loan agreement attached as exhibit to the SVB Loan Agreement will become applicable and our borrowings will be limited to the lesser of $13 million or 80% of the amount of our eligible accounts receivable. Our modified quick ratio is defined as the ratio of our unrestricted cash and cash equivalents plus eligible accounts plus availability under a loan agreement among the Company, XBC and Partners for Growth, L.P., to outstanding loans and other extensions of credit under the SVB Loan Agreement.

On July 6, 2006, the Company, XBC and SVB entered into the Loan Modification Agreement that amends the SVB Loan Agreement (the “Amendment”). The Amendment replaces the remaining months liquidity ratio and modified quick ratio requirements from the SVB Loan Agreement described above with a requirement that we maintain a liquidity ratio of at least 1.4 to 1. The Amendment defines this liquidity ratio as the ratio of our cash and cash equivalents plus our eligible accounts receivable to outstanding loans and other extensions of credit under the SVB Loan Agreement. The Amendment also contains a covenant by us that our pending merger with Caliper Life Sciences, Inc. will be consummated on or before August 31, 2006.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Modification Agreement, dated as of July 6, 2006, among Xenogen Corporation, Xenogen Biosciences Corporation and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION

Date: July 6, 2006	By:	/s/ WILLIAM A. ALBRIGHT, JR.
William A. Albright, Jr.
Senior Vice President, Finance and Operations, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Modification Agreement, dated as of July 6, 2006, among Xenogen Corporation, Xenogen Biosciences Corporation and Silicon Valley Bank.